EXHIBIT 24
                            LIMITED POWER OF ATTORNEY

                          (ATTORNEY-IN-FACT TO EXECUTE
                         SEC FORMS 3, 4, AND 5 FILINGS)



KNOW ALL MEN BY THESE PRESENTS:

         THAT the undersigned individual, as an Officer or Director of Lowrance Electronics, Inc., a Delaware corporation, is required pursuant to the provisions of Section 16 of the Securities Exchange Act of 1934 (the "Act") to make certain reports to the Securities and Exchange Commission, including the filing of reports on Forms 3, 4, and 5, and does hereby make, constitute and appoint H. Wayne Cooper as his true and lawful attorney, for him, and in his name, place and stead, to sign, on his behalf, such applications to file, and to file such Forms 3, 4, and 5 reports, giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the premises, as fully, to all intents and purposes, as he might or could do, hereby ratifying and confirming all that his attorney shall lawfully do, or cause to be done, by virtue hereof.
         The power of attorney granted herein shall expire on the earlier of the date on which the undersigned individual ceases to be subject to the reporting requirements of Section 16 of the Act or until revoked.
         IN WITNESS WHEREOF, the undersigned has subscribed his name hereto this 2nd day of July, 2004.

                                        /s/ Larry B. Toering
                                            -----------------------------------
                                            Larry B. Toering

STATE OF OKLAHOMA )
                  ) ss.
COUNTY OF TULSA   )

         Before me, the undersigned, a Notary Public in and for said County and State, on this 2nd day of July, 2004, personally appeared Larry B. Toering, to me known to be the identical person who subscribed his name to the foregoing Power of Attorney, and he acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein set forth.

         Given under my hand and seal of office the day and year last above written.


                                                      /s/ Janice E. Dorsey
                                                          --------------------
                                                          Notary Public
                                                          99014022
                                                          --------------------
                                                          Commission Number

My Commission Expires:

September 5, 2007
----------------------
[Notarial Seal]